EXHIBIT 23.1

CONSENT OF BDO AUDIBERIA AUDITORES

We consent to the incorporation by reference in the within Registration Statement on Form S-8 of our report dated March 26, 2004, with respect to the consolidated financial statements of Private Media Group, Inc. as of December 31, 2003 and 2002, and for the years then ended, which report appears in its Annual Report (Form 10-K) for the fiscal year ended December 31, 2003.

Barcelona, Spain

January	24, 2005

/s/ BDO Audiberia Auditores

BDO	Audiberia Auditores